UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amended and Restated Term Loan Facility Agreement, Second Amended and Restated Working Capital Facility Agreement, Second Amended and Restated Common Terms Agreement and Related Finance Documents

On June 15, 2022, Cheniere Corpus Christi Holdings, LLC (the “Borrower”), Cheniere Corpus Christi Pipeline, L.P. (“CCP”), Corpus Christi Pipeline GP, LLC (“CCP GP”) and Corpus Christi Liquefaction, LLC (“CCL”) (CCP, CCP GP and CCL, collectively, the “Guarantors” and, the Borrower and the Guarantors, collectively, the “Loan Parties”), each indirectly wholly owned by Cheniere Energy, Inc. (the “Company”), entered into the Second Amended and Restated Term Loan Facility Agreement (the “Term Loan Facility Agreement”) with the lenders party thereto from time to time and Société Générale, as term loan facility agent (the “Term Loan Facility Agent”). The Term Loan Facility Agreement amends and restates the Borrower’s existing term loan facility agreement to provide for aggregate commitments of approximately $4.0 billion, including approximately $3.8 billion of commitments incremental to outstanding amounts under the facility. The Term Loan Facility Agreement is being used to fund a portion of the cost of developing, constructing and operating an expansion of the Borrower’s Corpus Christi Liquefaction Project, comprising up to seven mid-scale liquefaction trains, and certain onsite and offsite utilities and supporting infrastructure (the “Stage 3 Terminal Facilities”), and certain other associated infrastructure, including pipelines.

On June 15, 2022, the Borrower and CCL, CCP and CCP GP (as Guarantors) also entered into the Second Amended and Restated Working Capital Facility Agreement (the “Working Capital Facility Agreement”) with the lenders party thereto from time to time, the issuing banks party thereto from time to time, the swing line lenders party thereto from time to time, The Bank of Nova Scotia, as working capital facility agent (the “Working Capital Facility Agent”) and Société Générale, as Security Trustee. The Working Capital Facility Agreement amends and restates the Borrower’s existing working capital facility agreement to provide for $300 million of incremental commitments to the Loan Parties, increasing the total committed amount under the Working Capital Facility Agreement to $1.5 billion. The Working Capital Facility Agreement is intended to be used for loans (“Working Capital Loans”) to, and the issuance of letters of credit (“Letters of Credit”) on behalf of, the Borrower, for certain working capital requirements related to the operation of the Borrower’s Corpus Christi natural gas liquefaction facilities (including the Stage 3 Terminal Facilities) and Corpus Christi natural gas pipeline and related facilities near Corpus Christi, Texas. The Working Capital Facility Agreement will be used for (i) payment of gas purchase, transportation and storage expenses (including to meet credit support requirements under gas purchase, transportation or storage agreements); (ii) funding of debt service reserves; (iii) other working capital and other general corporate purposes; and (iv) the payment of transaction fees and expenses. Up to $300 million may be used for general corporate purposes. The entire amount of the Working Capital Facility Agreement will be available for the issuance of Letters of Credit.

On June 15, 2022, the Borrower and CCL, CCP and CCP GP (as Guarantors) also entered into the Second Amended and Restated Common Terms Agreement (the “Common Terms Agreement”) with the Term Loan Facility Agent, the Working Capital Facility Agent and Société Générale, as intercreditor agent (the “Intercreditor Agent”).

The Loan Parties operate as legal entities separate and distinct from the Company and its other affiliates, and with capital structures independent from the Company and its other affiliates.

Conditions Precedent to Disbursements, Advances and Issuances of Letters of Credit

Disbursements under the Term Loan Facility Agreement, and advances and issuances of letters of credit under the Working Capital Facility Agreement, are subject to customary conditions precedent, including the absence of defaults, bring-down of certain representations and warranties, non-impairment of regulatory authorizations and certifications as to construction progress.

Interest and Fees

Loans under the Term Loan Facility Agreement will bear interest at a variable rate per annum equal to (a) Term SOFR, plus a credit spread adjustment of 0.1%, plus an applicable margin of 1.5%, or (b) the base rate, plus an applicable margin of 0.5%. Interest on Term SOFR loans is due and payable at the end of each applicable interest period, and interest on base rate loans is due and payable at the end of each calendar quarter.

Loans under the Working Capital Facility Agreement, including Working Capital Loans and any loans deemed made in connection with a draw upon any Letters of Credit (“LC Loans” and, collectively, the “Revolving Loans”), will bear interest at a variable rate per annum equal to (a) Term SOFR, plus a credit spread adjustment of 0.1%, plus an applicable margin ranging from 1.0% to 1.5%, or (b) the base rate, plus an applicable margin, in each case, with the applicable margin based on the Borrower’s debt credit ratings then in effect. Interest on Revolving Loans is due and payable on the date such loans become due. Interest on Term SOFR Revolving Loans is due and payable at the end of each Term SOFR period, and interest on base rate Revolving Loans is due and payable at the end of each calendar quarter.

The Borrower is required to pay certain upfront fees to the agents and lenders under the Term Loan Facility Agreement and the Working Capital Facility Agreement, together with additional transaction fees and expenses, in the aggregate amount of approximately $40 million. Certain administrative fees must also be paid to the agents under the finance documents, including the Term Loan Facility Agent and the Working Capital Facility Agent.

The Term Loan Facility Agreement provides for a commitment fee calculated at a rate per annum equal to 35% of the margin for Term SOFR loans, multiplied by the outstanding debt commitments. The Working Capital Facility Agreement provides for the following fees: (i) a commitment fee on the average daily amount of the excess of the total commitment amount over the principal amount outstanding in an amount equal to an annual rate ranging from 0.1% to 0.2%, depending on the Borrower’s debt credit ratings; (ii) a letter of credit fee equal to an annual rate ranging from 1.00% to 1.50%, depending on the Borrower’s debt credit ratings; and (iii) a letter of credit fronting fee to each issuing bank that has issued fronted letters of credit in an amount equal to an annual rate of 0.125% of the undrawn portion of all letters of credit issued by such issuing bank. Each of these fees is payable quarterly in arrears. In the event that draws are made upon any letters of credit issued under the Working Capital Facility (each such draw, an “LC Draw”) and the Borrower elects for such draw to be deemed an LC Loan, such LC Loan shall be a base rate Revolving Loan and may be converted to a Term SOFR Revolving Loan under certain conditions. LC Loans have a term of up to one year. In the event that the Borrower does not elect for an LC Draw to be deemed an LC Loan, the Borrower is required to pay the full amount of the LC Draw plus interest on such amount at a rate per annum equal to the base rate plus 2.0% on or prior to 12:00 p.m., New York City time, on the business day immediately succeeding its timely receipt of notice of the LC Draw.

Repayments

The maturity date under the Term Loan Facility Agreement will occur on the earlier of (i) June 15, 2029 and (ii) the date that is two years after the substantial completion of the last train of the Stage 3 Terminal Facilities to achieve substantial completion, subject to extension under the terms of the Term Loan Facility Agreement. A portion of the principal of loans made under the Term Loan Facility Agreement must be repaid in quarterly installments, commencing on the earlier of (i) the first quarterly payment date occurring more than three calendar months following project completion and (ii) January 31, 2028 (subject to extension, not to exceed 365 days, as a result of the occurrence of one or more force majeure events).

The maturity date under the Working Capital Facility Agreement will occur on June 15, 2027 (the “Maturity Date”). The Borrower may prepay the Revolving Loans at any time without premium or penalty upon two business days’ notice.

The Common Terms Agreement provides for mandatory repayments of loans under the Term Loan Facility Agreement under customary circumstances, including mandatory repayments with the proceeds of certain insurance payments and condemnation awards, in connection with certain prepayment events triggered under the LNG SPAs as a result of coverage ratios falling below a specified threshold, change of control, if it becomes unlawful for the lender to fund or maintain loans, on receipt of certain proceeds from the sale of project property and in the case of certain failures to meet restricted payments conditions. The Working Capital Facility Agreement also provides for mandatory repayments of loans under customary circumstances, including mandatory repayments in connection with certain prepayment events triggered under the LNG SPAs as a result of coverage ratios falling below a specified threshold, change of control and if it becomes unlawful for the lender to fund or maintain loans.

Covenants

The Common Terms Agreement and related finance documents include customary representations and affirmative and negative covenants applicable to the Term Loan Facility Agreement and the Working Capital Facility Agreement for project finance facilities and companies of this type and with lenders of the type participating in the financing, including, among others: covenants relating to compliance with laws; conditions to the making of restricted payments, including distributions (subject to, among other conditions, funding of a debt service reserve account with the then-applicable reserve amount and achieving a historical debt service coverage ratio and fixed projected debt service coverage ratio of at least 1.25x); maintenance of minimum insurance; maintenance of material project agreements (including certain limited restrictions on entering into certain change orders under the applicable fixed price separated turnkey engineering, procurement and construction contract (the “EPC Contract (Stage 3)”) related to the Stage 3 Terminal Facilities with Bechtel Energy Inc. (“Bechtel”)); limitations on indebtedness, guarantees, liens and investments; maintenance of certain interest rate hedging arrangements; and maintenance of and compliance with various permits. These covenants are subject to certain materiality qualifiers, reasonableness standards, thresholds and grace periods.

Additional Indebtedness

The Borrower may incur additional senior secured or unsecured indebtedness consisting of (i) working capital debt, (ii) replacement senior debt, (iii) expansion senior debt (in the case of (i)-(iii), so long as, among other requirements, there is no event of default or unmatured event of default and, in the case of replacement senior debt and expansion senior debt, the updated base case forecast demonstrates a fixed projected debt service coverage ratio of 1.40x), (iv) any indebtedness with respect to which the Borrower certifies to the Intercreditor Agent that the incurrence thereof produces a fixed projected debt service coverage ratio of 1.40x and (v) after the discharge date under the Term Loan Facility Agreement, any indebtedness with respect to which the Borrower delivers a rating reaffirmation to the Intercreditor Agent.

Events of Default

The Common Terms Agreement includes customary events of default applicable to the Term Loan Facility Agreement and the Working Capital Facility Agreement, which are subject to customary grace periods and materiality standards, including, among others:

•	nonpayment of amounts payable under the facility;

•	breach of certain representations or warranties given in connection with the facility and breach of certain covenants;

•	bankruptcy; abandonment; destruction; events of taking;

•	invalidity of security interests;

•	unsatisfied judgments (one or more final judgments in excess of $150 million in the aggregate);

•	unenforceability or termination of finance documents or material project agreements;

•	failure to achieve project completion within the required timeframe;

•	cross acceleration of indebtedness in excess of $100 million and cross-accelerations of the Borrower’s outstanding senior notes; and

•	certain defaults in permits.

Collateral

The loans under the Term Loan Facility Agreement and the Working Capital Facility Agreement and other pari passu senior secured obligations under the related finance documents are secured under the Second Amended and Restated Common Security and Account Agreement, dated as of June 15, 2022 (the “Common Security and Account Agreement”), among the Borrower, CCL, CCP and CCP GP (as Guarantors), the senior creditor group representatives, the Intercreditor Agent, Société Générale, as security trustee (the “Security Trustee”), and Mizuho Bank, Ltd., as account bank (the “Account Bank”), providing the secured parties with a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of the Loan Parties, including the equity interests in CCL, CCP and CCP GP. The Common Security and Account Agreement also requires the Borrower to establish and maintain certain deposit accounts, which are subject to the control of the Security Trustee. In addition, under the Amended and Restated Holdco Pledge Agreement, dated May 22, 2018, among Cheniere CCH HoldCo I, LLC and the Security Trustee, obligations under the Term Loan Facility Agreement and the Working Capital Facility Agreement and other pari passu senior secured obligations are secured by a pledge of the limited liability company interests in the Borrower. Obligations under the Term Loan Facility Agreement and the Working Capital Facility Agreement and other pari passu senior secured obligations are further secured by a mortgage over the real property of CCL and CCP. Modifications of the finance documents and the exercise of rights and remedies of the secured creditors, including enforcement of the liens securing the term loans and the other pari passu senior secured indebtedness permitted under the facilities are subject to customary intercreditor arrangements.

The foregoing descriptions of the Term Loan Facility Agreement, the Working Capital Facility Agreement, the Common Terms Agreement and the Common Security and Account Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and incorporated herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 22, 2022, the Company issued a press release announcing, among other things, the final investment decision with respect to the investment in the development, construction and operation of the Stage 3 Terminal Facilities.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Final Investment Decision

On June 15, 2022, the Company and its subsidiaries made a positive final investment decision with respect to the investment in the development, construction and operation of the Stage 3 Terminal Facilities.

Notice to Proceed

On June 16, 2022, CCL issued a notice to proceed to Bechtel under the EPC Contract (Stage 3) to commence construction of the Stage 3 Terminal Facilities.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number

10.1*	Second Amended and Restated Term Loan Facility Agreement, dated June 15, 2022, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, the lenders party thereto from time to time and Société Générale as the Term Loan Facility Agent.

10.2*	Second Amended and Restated Working Capital Facility Agreement, dated June 15, 2022, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, the lenders party thereto from time to time, the issuing banks party thereto from time to time, the swing line lenders party thereto from time to time, The Bank of Nova Scotia as Working Capital Facility Agent and Société Générale as Security Trustee.

10.3*	Second Amended and Restated Common Terms Agreement, dated June 15, 2022, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, Société Générale, as Term Loan Facility Agent, The Bank of Nova Scotia as Working Capital Facility Agent, and Société Générale as Intercreditor Agent, and any other facility lenders party thereto from time to time.

10.4*	Second Amended and Restated Common Security and Account Agreement, dated June 15, 2022, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, the Senior Creditor Group Representatives, Société Générale as the Intercreditor Agent, Société Générale as Security Trustee and Mizuho Bank, Ltd as the Account Bank.

99.1*	Press Release, dated June 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: June 22, 2022	By:	/s/ Zach Davis
	Name:	Zach Davis
	Title:	Executive Vice President and Chief Financial Officer